                                                                    EXHIBIT 23.4

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     We hereby consent to the incorporation by reference in this Amendment No. 1 to Form S-1 on Form S-3 of our reserve report dated as of December 31, 1999, and all references to our firm appearing in the Annual Report on Form 10-K of El Paso Energy Partners, L.P. for the fiscal year ended December 31, 1999 incorporated by reference in this Amendment No. 1 to Form S-1 on Form S-3. We also consent to the reference to us under the heading of "Experts" in this Amendment No. 1 to Form S-1 on Form S-3.

                                        NETHERLAND, SEWELL & ASSOCIATES, INC.

                                        By:      /s/ FREDERIC D. SEWELL
                                           -------------------------------------
                                                    Frederic D. Sewell
                                                         President

Dallas, Texas
June 16, 2000

          You may request a copy of these filings, at no cost, by writing or calling us at the following address:



     El Paso Energy Partners, L.P.

     El Paso Energy Building
     1001 Louisiana Street, 26th Floor
     Houston, Texas 77002
     (713) 420-2131
     Attention: Investor Relations